UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2024

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Revolving Credit Facility Amendment

On April 18, 2024, Transocean Inc. (the “Company”), a wholly owned subsidiary of Transocean Ltd., Citibank, N.A., as administrative agent and collateral agent, certain lenders and, for the limited purposes set forth therein, Transocean Ltd. and certain of the Company’s subsidiaries entered into the sixth amendment (the “RCF Amendment”) to the Company’s credit agreement dated June 22, 2018 (as previously amended, the “Existing Credit Facility” and, as amended by the RCF Amendment, the “Revolving Credit Facility”). The RCF Amendment amends the Existing Credit Facility to, among other things, (i) extend the scheduled maturity date of $510 million of revolving commitments thereunder from June 2025 to June 2028, (ii) reduce the total amount of revolving commitments thereunder from $600 million to $575 million (with the $65 million of non-extending commitments expiring in June 2025) and (iii) reduce the minimum liquidity covenant from $500 million to $200 million.

The foregoing description of the RCF Amendment does not purport to be complete and is qualified in its entirety by the RCF Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Notes Closing

On April 18, 2024, in connection with the closing of the previously announced offering by the Company (the “Offering”) of (i) U.S. $900 million in aggregate principal amount of 8.25% Senior Notes due 2029 (the “2029 Notes”) and (ii) U.S. $900 million in aggregate principal amount of 8.50% Senior Notes due 2031 (the “2031 Notes” and collectively with the 2029 Notes, the “Notes”), the Company entered into an indenture (the “Indenture”) with Transocean Ltd., Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited, as guarantors (collectively, the “Guarantors”), and Truist Bank, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis (the “Guarantees”).

The 2029 Notes will mature on May 15, 2029, and the 2031 Notes will mature on May 15, 2031. The 2029 Notes bear interest at a rate of 8.250% per annum. The 2031 Notes bear interest at a rate of 8.500% per annum. Interest on the Notes will be paid on May 15 and November 15 of each year, beginning on November 15, 2024. The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to allow its subsidiaries to incur certain additional indebtedness, incur certain liens on its drilling rigs or drillships without equally and ratably securing the Notes, engage in certain sale and lease-back transactions covering any of its drilling rigs or drillships and consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the Indenture which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 18, 2024, by and among Transocean Inc., the Guarantors and Truist Bank, as trustee.
10.1

Sixth Amendment to Credit Agreement, dated April 18, 2024, among Transocean Inc., the lenders parties thereto, Citibank, N.A. as administrative agent and collateral agent, and for the limited purposes set forth therein, Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: April 18, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person